                            AGREEMENT OF REINSURANCE
                                    NO. 7832

                                     between

                         GENERAL REINSURANCE CORPORATION
                             a Delaware corporation
                         having its principal offices at
                                Financial Centre
                       695 East Main Street P.O. Box 10350
                        Stamford, Connecticut 06904-2350
                     (herein referred to as the "Reinsurer")

                                       and

                            CALFARM INSURANCE COMPANY
                             Sacramento, California
                            ZENITH INSURANCE COMPANY
                           Woodland Hills, California
                             ZNAT INSURANCE COMPANY
                           Woodland Hills, California
                          Their Quota Share Reinsurers
                      (herein referred to as the "Company")

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In consideration of the promises set forth in this Agreement, the parties agree as follows:



ARTICLE I - SCOPE OF AGREEMENT
     As a condition precedent to the Reinsurer's obligations under this Agreement, the Company shall cede to the Reinsurer the business described in this Agreement, and the Reinsurer shall accept such business as reinsurance from the Company.


ARTICLE II - PARTIES TO THE AGREEMENT
     This Agreement is solely between the Company and the Reinsurer. When more than one Company is named as a party to this Agreement, the first Company named shall be the agent of the other companies as to all matters pertaining to this Agreement. Performance of the obligations of each party under this Agreement shall be rendered solely to the other party.

However, if the Company becomes insolvent, the liability of the Reinsurer shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY. In no instance shall any insured of the Company or any claimant against an insured of the Company have any rights under this Agreement.

ARTICLE III - LIMIT AND RETENTION
     The Reinsurer shall pay to the Company, with respect to each loss event, 95% of the amount of ultimate net loss in excess of the Company Retention of $5,000,000, but not exceeding the Limit of Liability of the Reinsurer of 95% of the next $10,000,000 of ultimate net loss with respect to such loss event nor 95% of $20,000,000 with respect to all loss events commencing during the term of this Agreement.
     The Company shall retain for its own account, with respect to each loss event, the entire amount of the Company Retention plus 5% of the next $10,000,000 ultimate net loss in excess of the Company Retention.


ARTICLE IV - TERM
     This Agreement shall apply to loss events which commence during the period from September 1, 1993, to August 31, 1994, both dates inclusive, at the place of the loss event.
     This Agreement shall not apply to loss events which commence prior to the effective date of this Agreement and continue during any part of the term of this Agreement. However, this Agreement shall apply to loss events which commence during and continue beyond the term of this Agreement and in the computation of the liability of the Reinsurer the entire ultimate net loss resulting from each such loss event shall be included, subject to the limitations set forth in paragraph (f) of the article entitled DEFINITIONS.



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ARTICLE V - DEFINITIONS

     (a)  PROPERTY BUSINESS

          This term shall mean direct property business written by the Company, as defined, and classified in its Association Edition of Annual Statement for Fire and Casualty Companies as:

          (1)  Fire;

          (2)  Allied lines (including extended coverage);

          (3) Farmowners multiple peril (applicable property and inland marine lines only);

          (4) Homeowners multiple peril (applicable property and inland marine lines only);

          (5)  Commercial multiple peril (applicable property lines only);

          (6)  Blanket personal property;

          (7)  Inland marine;

          (8)  Earthquake;

          (9)  Garagekeepers legal liability (comprehensive only);

          on risks located in the United States of America.

     (b)  COMPANY RETENTION

          This term shall mean the amount the Company shall retain for its own account; however, this requirement shall be satisfied if this amount is retained by the Company or its affiliated companies under common management or common ownership.

     (c)  ULTIMATE NET LOSS

          This term shall mean all payments by the Company of claims and losses, within the limits of liability or amounts of insurance of the policies of the Company, and adjustment expense, after deduction of salvage and other recoveries and after deduction of amounts due from all other reinsurance other than the reinsurance pooling arrangement between Zenith Insurance Company, CalFarm Insurance Company and ZNAT Insurance Company, whether collectible or not. If the Company becomes insolvent, this definition shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY.

     (d)  ADJUSTMENT EXPENSE

          This term shall mean expenditures by the Company in the direct defense of claims and as allocated to an individual claim or loss, other than for office expenses and for the salaries and expenses of employees of the Company or of any subsidiary or related or wholly owned company of the Company, made in connection with the disposition of a claim, loss, or legal proceeding including investigation, negotiation, and legal expenses; court costs; statutory penalties; prejudgment interest or delayed damages; and interest on any judgment or award.

     (e)  PREJUDGMENT INTEREST OR DELAYED DAMAGES

          This term shall mean interest or damages added to a settlement, verdict, award, or judgment based on the amount of time prior to the settlement, verdict, award, or judgment whether or not made part of the settlement, verdict, award, or judgment.

     (f)  LOSS EVENT

          This term shall mean an occurrence or series of occurrences arising out of one event, provided that only the claims and losses sustained by the Company during the continuous period of 168 hours selected by the Company shall be used in the determination of the ultimate net loss; and only one such continuous period of 168 hours shall apply with respect to one event.

          Additionally, with respect to riot or civil commotion and other causes of loss resultant therefrom, only claims and losses sustained by the Company on risks within the limits of one city, town, or village or immediately adjacent thereto shall be used in the determination of ultimate net loss.

     (g)  SUBJECT NET EARNED PREMIUM

          This term shall mean the direct premium earned by the Company during the term of the Agreement on the business reinsured hereunder, after deduction of return premiums and after deduction of premiums paid for reinsurance which inures to the benefit of the Reinsurer.

          For purposes of this Agreement, subject net earned premium shall be deemed to be 100% of the premiums on the lines of business reinsured hereunder. However, on the following lines, which are the so-called package policies (only when written on an indivisible premium basis) subject net earned premium shall be determined as:

          (1)   88% of the total homeowners and boatowners policy premiums;

          (2) 80% of the total farmowners and commercial multiple peril policy premiums.

          When any of the above policies is written on a divisible premium basis, the actual premium for the lines of business included in this Agreement shall be used rather than the percentage stated above.


ARTICLE VI - EXCLUSIONS

     This Agreement shall not apply to:

     (a)  All lines of business not specifically covered hereunder;

     (b) Reinsurance assumed by the Company other than reinsurance assumed by Zenith Insurance Company from CalFarm Insurance Company or ZNAT Insurance Company; all liability assumed under excess of loss insurance or reinsurance contracts;

     (c) All business excluded by the Pools, Associations and Syndicates Exclusion Clause attached hereto and made a part hereof,

     (d) Policies issued under retrospectively rated plans; policies issued with a deductible of more than $100,000, provided this exclusion shall not apply to policies which customarily provide a percentage deductible on the perils of earthquake or windstorm;

     (e) Liability coverages under homeowners, farmowners and commercial package policies; i.e., comprehensive personal, farm or commercial liability, medical payments and physical damage to property of others;

     (f) All casualty, fidelity, surety, forgery, boiler and machinery, burglary or glass business or coverages (not applicable to Section I coverages of multiple peril policies);

     (g)  The following risks, coverages and kinds of insurance:

          (1)   Accident and health;

          (2) Animal or livestock mortality policies; however, this exclusion shall not apply to fowl;


          (3) Automobile; however, this exclusion shall not apply with respect to garagekeepers legal liability coverages;

          (4)  Aviation;

          (5) Commercial hulls or hulls other than outboard motorboat and sail-boat coverages;

          (6)  Credit warranty, financial guarantees;

          (7)  First class or registered mail;

          (8)  Gas or oil drilling risks;

          (9) Growing or standing crops, other than fire insurance; all crop hail insurance or any other coverages provided in connection therewith;

          (10) Jewelers and furriers block;

          (11) Negative film syndicates;

          (12) Ocean marine;

          (13) Railroad Property;

     (h) Flood, surface water, waves, tidal water or tidal waves, overflow of streams or other bodies of water or spray from any of the foregoing, all whether driven by wind or not, unless written in conjunction with the peril of fire of similar amount;

     (i) Mortgage impairment insurance and similar kinds of insurance, howsoever styled, providing coverage to an insured with respect to its mortgagee interest in property or its owner interest in foreclosed property;

     (j) Difference in conditions insurance and similar kinds of insurance, howsoever styled;

     (k) Consequential, punitive, exemplary or compensatory damages resulting from an action taken by any policyholder, insured or assignee, against the Company for alleged or actual bad faith, fraud or negligence in the settlement of a claim;

     (l)  Risks which have a total insurable value of more than $250,000,000;

     (m) War risk, bombardment, invasion, insurrection, rebellion, revolution, military or usurped power, or confiscation by order of any government or public authority, as excluded under a standard policy containing a standard war exclusion clause;

     (n) Nuclear incident per the Nuclear Incident Exclusion - Physical Damage Reinsurance (NMA 1119) attached hereto;

     (o) Liability of the Company arising from its participation or membership, whether voluntary or involuntary, in any insolvency fund, including any guarantee fund, association, pool, plan or other facility which provides for the assessment of, payment by, or assumption by the Company of a part or the whole of any claim, debt, charge, fee or other obligations of an insurer, or its successors or assigns, which has been declared insolvent by any authority having jurisdiction;

     (p) Loss of, damage to, or failure of, or consequential loss resulting therewith (including but not limited to earnings and extra expense) of satellites, spacecraft, and launch vehicles, including cargo and freight carried therein, in all phases of operation (including but not limited to manufacturing, transit, pre-launch, launch, and in-orbit);

     (q) Coverage afforded by ISO Pollutant Clean Up and Removal Additional Aggregate Limit of Insurance Endorsement CP 04 07 (Ed. 4/86) or as subse-quently amended or by any similar endorsement affording such coverage;

     (r) Pollutant clean up or removal under any commercial property policy or any inland marine policy written by the Company which does not contain ISO Changes-Pollutants Endorsement CP 01 86 (Ed. 4/86) or as subsequently amended; however, this exclusion does not apply to any risk located in a jurisdiction which has not approved the Insurance Services Office exclusion or where other regulatory constraints prohibit the Company from attaching such endorsement. If the Company elects to file an endorsement independent of ISO, such endorsement will be deemed a suitable substitute provided the Company has submitted the wording to the Reinsurers and received the Reinsurers' prior approval.


ARTICLE VII - REINSURANCE PREMIUM

     As a condition precedent to the Reinsurer's obligations hereunder, the Company shall pay to the Reinsurer 2.30% of the subject net earned premium during the term of the Agree-ment, subject to a minimum reinsurance premium of $880,000 and deposit reinsurance premium of $1,100,000.

ARTICLE VIII - AUTOMATIC REINSTATEMENT
     The Limit of Liability of the Reinsurer under this Agreement with respect to each loss event shall be reduced by an amount equal to the amount of liability paid by the Reinsurer, but that part of the liability of the Reinsurer that is so reduced shall be automatically reinstated from the commencement of the loss event for which payment is made; however, the Limit of Liability of the Reinsurer with respect to all loss events commencing during the term of this Agreement shall not exceed the amount set forth in the article entitled LIMIT AND RETENTION. In consideration of this automatic reinstatement, the Company shall pay to the Reinsurer for each amount reinstated an additional reinsurance premium that shall be pro rata of the reinsurance premium set forth in the article entitled REINSURANCE PREMIUM. The additional reinsurance premium shall be the product of the reinsurance premium set forth in the article entitled REINSURANCE PREMIUM, multiplied by the amount of the reinstated Limit of Liability of the Reinsurer divided by the total Limit of Liability of the Reinsurer for each loss event irrespective of the time of the commencement of the loss event.
     The reinsurance premium so developed for each amount reinstated shall be in addition to the reinsurance premium set forth in the article entitled REINSURANCE PREMIUM.


ARTICLE IX - MANAGEMENT OF CLAIMS AND LOSSES
     The Company shall investigate and settle or defend all claims and losses. When requested by the Reinsurer, the Company shall permit the Reinsurer, at the expense of the Reinsurer, to be associated with the Company in the defense or control of any claim, loss, or legal proceeding which involves or is likely to involve the Reinsurer. All payments of claims or losses by the Company within the terms and limits of its policies which are within the limits

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set forth in the applicable Agreement shall be binding on the Reinsurer, subject to the terms of this Agreement.

ARTICLE X - RECOVERIES
     The Company shall pay to or credit the Reinsurer with the Reinsurer's portion of any recovery obtained from salvage, subrogation, or other insurance. Adjustment expenses for recoveries shall be deducted from the amount recovered.
     The Reinsurer shall be subrogated to the rights of the Company to the extent of its loss payments to the Company. The Company agrees to enforce its rights of salvage, subrogation, and its rights against insurers or to assign these rights to the Reinsurer.
     Recoveries shall be distributed to the parties in an order inverse to that in which their liabilities accrued.


ARTICLE XI - ERRORS AND OMISSIONS
     The Reinsurer shall not be relieved of liability because of an error or accidental omission of the Company in reporting any claim or loss or any business reinsured under this Agreement, provided that the error or omission is rectified promptly after discovery. The Reinsurer shall be obligated only for the return of the premium paid for business reported but not reinsured under this Agreement.


ARTICLE XI - REPORTS AND REMITTANCES

     (a)  REINSURANCE PREMIUM

          On or before the beginning of each calendar quarter, the Company shall pay to the Reinsurer one quarter of the deposit reinsurance premium stipulated in the article entitled REINSURANCE PREMIUM.

          On or before October 15, 1994, the Company shall render to the Rein-surer a report of the subject net earned premium by the Company during the term of this Agreement. The Company shall calculate the reinsurance premium thereon, shall balance such amount against the deposit reinsurance premium previously paid, and the difference due either party, subject to the minimum reinsurance premium, shall be remitted promptly.

     (b)  CLAIMS AND LOSSES

          The Company shall report promptly to the Reinsurer each loss event which, in the Company's opinion, may involve the reinsurance afforded by this Agreement. The Company shall advise the Reinsurer of the estimated amount of ultimate net loss in connection with each loss event and of any subsequent changes in such estimate.

          Upon receipt of a definitive statement of ultimate net loss from the Company, the Reinsurer shall promptly pay to the Company the Reinsurer's portion of ultimate net loss. Any subsequent changes in the amount of ultimate net loss shall be reported by the Company to the Reinsurer and the amount due either party shall be remitted promptly.

     (c)  P.C.S. CATASTROPHE BULLETINS

          The Company shall furnish to the Reinsurer, upon request, the following information with respect to each catastrophe set forth in the Catastrophe Bulletins published by the Property Claim Services:

          (1) The preliminary estimate of the amount recoverable from the Reinsurer;

          (2) The Reinsurer's portion of claims, losses, and adjustment expense paid less salvage recovered during each calendar quarter;

          (3) The Reinsurer's portion of reserves for claims, losses, and adjustment expense at the end of each calendar quarter.

     (d)  GENERAL

          In addition to the reports required by (a), (b), and (c) above, the Company shall furnish such other information as may be required by the Reinsurer for the completion of the Reinsurer's quarterly and annual statements and internal records.

          All reports shall be rendered on forms or in format acceptable to the Company and the Reinsurer.

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ARTICLE XIII - REINSURANCE OVER THIS AGREEMENT

     The Company shall advise the Reinsurer of any reinsurance of the Company that would apply over and beyond the Limit of Liability of the Reinsurer under this Agreement.

ARTICLE XIV - SPECIAL ACCEPTANCES
     Business not within the terms of this Agreement may be submitted to the Reinsurer for special acceptance and, if accepted by the Reinsurer, shall be subject to all of the terms of this Agreement except as modified by the special acceptance.

ARTICLE XV - RESERVES AND TAXES
     The Reinsurer shall maintain the required reserves as to the Reinsurer's portion of unearned premium, claims, losses, and adjustment expense.
     The Company shall be liable for all premium taxes on premium ceded to the Reinsurer under this Agreement. If the Reinsurer is obligated to pay any premium taxes on this premium, the Company shall reimburse the Reinsurer; however, the Company shall not be required to pay taxes twice on the same premium.

ARTICLE XVI - OFFSET
     The Company or the Reinsurer may offset any balance, whether on account of premium, commission, claims or losses, adjustment expense, salvage, or otherwise, due from one party to the other under this Agreement or under any other agreement heretofore or hereafter entered into between the Company and the Reinsurer.

ARTICLE XVII - INSPECTION OF RECORDS
     The Company shall allow the Reinsurer to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Agreement, including Company files concerning claims, losses, or legal proceedings which involve or are likely to involve the Reinsurer.

Article XVIII - ARBITRATION
     Any unresolved difference of opinion between the Reinsurer and the Company shall be submitted to arbitration by three arbitrators. One arbitrator shall be chosen by the Reinsurer, and one shall be chosen by the Company. The third arbitrator shall be chosen by the other two arbitrators within ten (10) days after they have been appointed. If the two arbitrators cannot agree upon a third arbitrator, each arbitrator shall nominate three persons of whom the other shall reject two. The third arbitrator shall then be chosen by drawing lots. If either party fails to choose an arbitrator within thirty (30) days after receiving the written request of the other party to do so, the latter shall choose both arbitrators, who shall choose the third arbitrator. The arbitrators shall be impartial and shall be active or retired persons whose principal occupation is or was as an officer of property and casualty insurance or reinsurance companies.
     The party requesting arbitration (the "Petitioner") shall submit its brief to the arbitrators within thirty (30) days after notice of the selection of the third arbitrator. Upon receipt of the Petitioner's brief, the other party (the "Respondent") shall have thirty (30) days to file a reply brief. On receipt of the Respondent's brief, the Petitioner shall have twenty (20) days to file a rebuttal brief. Respondent shall have twenty (20) days from the receipt of Petitioner's rebuttal brief to file its rebuttal brief. The arbitrators may extend the time for filing of briefs at the request of either party.
     The arbitrators are relieved from judicial formalities and, in addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, shall make their award with a view to effecting the intent of this Agreement. The decision of the majority shall be final and binding upon the parties. The costs of arbitration, including the fees

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of the arbitrators, shall be shared equally unless the arbitrators decide other-
wise. The arbitration shall be held at the times and places agreed upon by the arbitrators.

Article XIX - INSOLVENCY OF THE COMPANY
     In the event of the insolvency of the Company, the reinsurance proceeds will be paid to the Company or the liquidator immediately upon demand, with reasonable provision for verification, on the basis of the amount of the claim allowed in the insolvency proceeding without diminution by reason of the inability of the Company to pay all or part of the claim.
     The Reinsurer shall be given written notice of the pendency of each claim against the Company on the policy(ies) reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim and to interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be

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executed in duplicate,

this 30th day of August, 1993,

                                   GENERAL REINSURANCE CORPORATION

                                           /s/
                                               Vice President
Attest /s/

and this      day of                            , 19  .

                                   CALFARM INSURANCE COMPANY
                                   ZENITH INSURANCE COMPANY
                                   ZNAT INSURANCE COMPANY



Attest:                            /s/

                               Agreement No. 7832

                       NUCLEAR INCIDENT EXCLUSION CLAUSE -
                       PHYSICAL DAMAGE - REINSURANCE - USA

(1) This Agreement does not cover any loss or liability accruing to the Company directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

(2) Without in any way restricting the operation of paragraph (1) of this Clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly and whether as insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

          (i) Nuclear reactor power plants including all auxiliary property on the site, or

          (ii) Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

          (iii) Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

          (iv) Installations other than those listed in paragraph (2) (iii) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

(3) Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate:

          (a) where the Company does not have knowledge of such nuclear reactor power plant or nuclear installation, or

          (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

(4) Without in any way restricting the operations of paragraphs (1),(2) and (3) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

(5) It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Company to be the primary hazard.

(6) The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

(7)  The Company to be sole judge of what constitutes:

          (a)   substantial quantities, and

          (b)   the extent of installation, plant or site.


Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that:

          (a) all policies issued by the Company on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

          (b) with respect to any risk located in Canada policies issued by the Company on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.



N.M.A. 1119

                       POOLS, ASSOCIATIONS, AND SYNDICATES
                                EXCLUSION CLAUSE


SECTION A

     Excluding:

     All business derived directly or indirectly from any Pool, Association, or Syndicate which maintains its own reinsurance facilities.

     Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968, for the purpose of insuring Property whether on a country-wide basis or in respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other Pools formed to provide coverage for Automobile Physical Damage.

SECTION B

     It is agreed that business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations, or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder.

     Industrial Risk Insurers, Associated Factory Mutuals, Improved Risk
     Mutuals.

     Any Pool, Association, or Syndicate formed for the purpose of writing Oil, Gas, or Petro-Chemical Plants and/or Oil or Gas Drilling Pigs.

     United States Aircraft Insurance Group, Canadian Aircraft Insurance Group, Associated Aviation Underwriters, American Aviation Underwriters.

Section B does not apply:

     (a) Where the Total Insured Value over all interests of the risk in question is less than $250,000,000.

     (b) To interests traditionally underwritten as Inland Marine or Stock and/or Contents written on a Blanket basis.

     (c) To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association, or Syndicate named above, other than as provided for under Section B(a).

     (d) To risks as follows: Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (Other than Railroad Schedules) and Builders Risks on the classes of risks specified in the subsection (d) only.

SECTION C


     NEVERTHELESS the Reinsurer specifically agrees that liability accruing to the Company for its participation in: The Florida Residential Property and Casualty Joint Underwriting Association shall not be excluded or:

     (1)  The following so-called "Coastal Pools"

          ALABAMA INSURANCE UNDERWRITING ASSOCIATION
          FLORIDA WINDSTORM UNDERWRITING ASSOCIATION
          LOUISIANA INSURANCE UNDERWRITING ASSOCIATION
          MISSISSIPPI WINDSTORM UNDERWRITING ASSOCIATION
          NORTH CAROLINA INSURANCE UNDERWRITING
                           ASSOCIATION
          SOUTH CAROLINA WINDSTORM AND HAIL
                UNDERWRITING ASSOCIATION
          TEXAS CATASTROPHE PROPERTY INSURANCE
                         ASSOCIATION

                                and

     (2)  All "Fair Plan" and "Rural Risk Plan" business,

for all perils otherwise protected hereunder shall not be excluded herefrom, except that this Agreement does not include any increase in such liability resulting from (1) the inability of any other participant in such "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" to meet its liability; or (2) any claim against such "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan", or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund.

                                ENDORSEMENT NO 1

                         Attached to and made a part of
                               AGREEMENT NO. 7832
                                     between
                         GENERAL REINSURANCE CORPORATION
                                       and
                            CALFARM INSURANCE COMPANY
                            ZENITH INSURANCE COMPANY
                             ZNAT INSURANCE COMPANY


     IT IS MUTUALLY AGREED that, retroactive to the inception of this Agreement sub-paragraph (g) of Article V - DEFINITIONS is amended to read as follows:


     "(g) SUBJECT NET EARNED PREMIUM

          This term shall mean the direct premium earned by the Company during the term of the Agreement on the business reinsured hereunder, after deduction of return premiums and after deduction of premiums paid for reinsurance which inures to the benefit of the Reinsurer.

          For purposes of this Agreement, subject net earned premium shall be deemed to be 100% of the premiums on the lines of business reinsured hereunder. However, on the following lines, which are the so-called package policies (only when written on an indivisible premium basis) subject net earned premium shall be determined as:

          (1)   88% of the total homeowners and boatowners policy premiums;

          (2) 65% of the total farmowners and commercial multiple peril policy premiums.

          When any of the above policies is written on a divisible premium basis, the actual premium for the lines of business included in this Agreement shall be used rather than the percentage stated above."


     IN WITNESS WHEREOF, the parties hereto have caused this Endorsement to be executed in duplicate,

this 24th day of February  , 19  ,

                         GENERAL REINSURANCE CORPORATION

                         /s/
                             Vice President

Attest: /s/
and this 7th day of March  ,19


                         CALFARM INSURANCE COMPANY
                         ZENITH INSURANCE COMPANY
                         ZNAT INSURANCE COMPANY



Attest: /s/



                                      - 2 -

                                Endorsement No. 1
                               Agreement No. 7832